Exhibit 10.11

SYSTEM SEVEN PERSONAL EDITION AND ENTERPRISE EDITION

CONTRACT ORDER NO. 2

This Contract Order (“Contract Order”), effective January 1, 2004 (“Effective Date”), is between Sprint Spectrum L.P., a Delaware limited partnership (“Sprint”) and Seven Networks, Inc. a Delaware corporation (“Supplier”) sets forth the terms and conditions for use of the Software Products identified below pursuant to the terms of the Master Software License Agreement between the parties dated January 16, 2002 (the “Agreement”).

The parties agree that this Contract Order shall govern the use of the Software Product in conjunction with the Agreement and the previous Contract Order for Personal Edition dated January 16, 2002 (“Prior PE Contract”) as well as the previous Contract Order for Network Edition dated April 22, 2002 (“Prior EE Contract”) are terminated as of the Effective Date. Except as modified by this Contract Order, the terms and conditions of the Agreement remain in full force and effect.

Schedule 7.2 Training Schedule sets forth the terms and conditions for the training provided by Supplier.

Schedule 7.3 Professional Consulting Schedule sets forth the terms and conditions for the professional consulting services provided by Supplier.

This Contract Order includes Attachments C, D, E, and F.

Attachment A—Personal Edition Detailed Feature List—Intentionally omitted

Attachment B—Enterprise Edition Detailed Feature List—Intentionally omitted

Attachment C—Support and Maintenance and Service Level Agreement

Attachment D—Testing and Acceptance Requirements

Attachment E—PE Verification Checklist

Attachment F—EE Verification Checklist

1)	DEFINITIONS

“Active User or Subscriber” means any end user that accesses [* * *] from [* * *] within a [* * *] period. Users not accessing any data classes described herein will be purged from the user database by Sprint.

“Enterprise Edition” (also referred to as “EE”) means the Software Product previously referred to as “System Seven Network Edition” in the Prior EE Contract Order. Enterprise Edition includes two distinct deployment scenarios by customers (“Network-based Deployment” and “Server-based Deployment”)

* This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission which are marketed as separate products by Sprint but treated as one entity for the purpose of this Contract Order No. 2 (i.e. identical pricing, support and other terms apply to both). Specifications for Enterprise Edition are outlined in Section 4.

“Personal Edition” (also referred to as “PE”) means the Software Product as defined in Section 4.

Software Release Definitions:

“Software Product” means the object code version of Supplier’s software, consisting of Enterprise Edition and Personal Edition, and subsequent updates thereto. Supplier will consider feedback and requirements from all its customers, including Sprint, and determine the product content for each release. Sprint Branding of the product will be included. Sprint Branding is defined in the CP1 document. These releases are provided to Sprint as part of the Maintenance fees paid to Supplier as described in Section 8.

“Maintenance Release” means subsequent versions of the Software Product provided under the maintenance Services conditions outlined in Section 8. The target for these releases will be on a [* * *] basis or a timeframe mutually agreed to by both parties.

“Sprint Customized Release” means a release that is based on Sprint specific product needs and requirements that are not included in the Supplier’s General Product Releases. At the request of Sprint, Supplier will build and maintain [* * *]. These releases will be managed through a Professional Services contract and will require a Statement of Work executed by Sprint and Supplier.

“Sprint PCS customer” and “Sprint employee” will be considered “Sprint Customers.”

2)	TERM

A.	Initial Term. The Initial Term of this Contract Order No. 2 begins on the Effective Date and expires on the date 2 years from the Effective Date. During the term of this Contract Order Sprint has the continuing right to purchase licenses at the prices set forth in Section 8. Sprint may terminate this Contract Order No. 2 at any time without liability except for payment of any outstanding undisputed invoices. The parties agree that pricing as noted in Section 8 will apply to [* * *].

B.	Renewal. This Contract Order No. 2 will automatically renew for another 1 year term unless terminated (1) by either party at least 30 days prior to the end of the Initial Term or (ii) by either party for cause as provided in Section 11.3 of the Agreement; or (iii) by Sprint under Sections 11.2, 11.4 or 11.5 of the Agreement. If this Contract Order No. 2 is renewed, the terms outlined in the Agreement and this Contract Order No. 2 will apply unless both parties agree to new terms.

* This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission

3)	SCOPE OF LICENSE

A.	Grant. In accordance with Section 4.0 of the Agreement, Supplier grants Sprint a license to use the System to provide services for the number of licensed users. Separate licenses will be required for Personal Edition and Enterprise Edition end users. A Personal Edition license may be upgraded to an Enterprise Edition license provided an upgrade fee has been paid according to Section 8 of this Contract Order No. 2.

B.	Previously Purchased Licenses Supplier grants and Sprint accepts a royalty-free, perpetual, fully paid-up, irrevocable, nonexclusive, transferable, right to use and host all licenses previously paid for by Sprint. This includes [* * *] Personal Edition licenses purchased in accordance with Section 9 of the Prior PE Contract Order and [* * *] EE licenses purchased in accordance with Section 9 of the Prior EE Contract Order.

C.	Conversion of Licenses Among End Users

i.	Personal Edition licenses may be transferred from one end-user to another; however, a license may not be transferred from a Personal Edition end user to an Enterprise Edition end user unless the license has been upgraded in accordance with Section 8 of this Contract Order No. 2.

ii.	Enterprise Edition licenses may be transferred to another Enterprise Edition end user or to a Personal Edition end user [* * *].

iii.	Each Active User must have a valid license at all times and each license may only be assigned to a single end user at any given time.

iv.	After the termination of this Contract Order No. 2, Sprint may continue to exercise the rights set forth in Sections 3(A) and 3(B) above for the number of licenses purchased, including at a minimum those licenses purchased in accordance with Section 9 of the Prior PE Contract Order as of the date of expiration or termination of this Contract Order No. 2.

* This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission

4)	DESCRIPTION OF SOFTWARE PRODUCT

System Seven is comprised of two integrated application access modules—Seven Personal Edition and Enterprise Edition—that help mobile operators provide manageable, secure, real-time mobile access to applications residing behind the firewall.

Personal Edition (also referred to as “Seven Personal Edition” “System Seven Personal Edition” and “PE”) allows individual subscribers to download and install software on their desktop so that they can quickly self-provision real-time mobile access to enterprise applications. The registration process is fast, simple and does not require IT assistance. Once registered, subscribers retrieve real-time data from their desktop, and the data remains secure behind the corporate firewall. In addition, changes made on the mobile device are instantly updated on the server real-time, and do not require subscriber synchronization.

Enterprise Edition (Also referred to as “EE” “Seven Enterprise Edition” and “System Seven Network Edition” is designed for the enterprise IT organization and provides IT organizations with the control and manageability needed to rollout a scaled data access service. A top-down model, enterprise IT administrators utilize a Web-based management system that allows them to quickly and easily provision their organization (or selected members) for secure mobile access to applications behind the firewall. There is no need to install software on the individual user’s desktop. Enterprise Edition includes two distinct deployment scenarios by customers (“Network-based Deployment” and “Server-based Deployment”) which are marketed as separate products by Sprint but treated as one entity for the purpose of this Contract Order (i.e. identical pricing, support and other terms apply to both)

5)	SERVICES, SPECIAL DELIVERY OR THIRD PARTY PRODUCTS

A.	Professional Services. The Specifications, Service Levels and other requirements set forth in the Attachments may require a mutually agreed upon statement of work as Sprint further refines its corporate approach to Supplier Services and as the Supplier Services themselves are customized and developed. Any such additional Specifications, Service Levels or other requirements will be interpreted to be consistent with the existing functionality, compatibility and performance requirements of the Software Product.

B.	Branding/Customization Services. Sprint will own the [* * *] regardless of programming language or computing platform used to deliver such [* * *]. [* * *]which are specific to Sprint, and specifically excludes any (a) [* * *], and (b) [* * *].

6)	MAINTENANCE RELEASES

A.	Maintenance Releases. During the term, and subject to payment from Sprint, Supplier shall provide Sprint the Support and Maintenance Services described in Attachment C. Maintenance Releases include both [* * *] Major Releases and [* * *] Minor Releases of either Personal Edition or

* This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

Enterprise Edition targeted to be released on a [* * *] basis or a timeframe mutually agreed to by both parties.

i.	Supplier will provide testing instructions and description of the new functionality or features of any Maintenance Release [* * *] before delivery, including bug fixes, an Error correction releases.

ii.	Maintenance Releases will be subject to testing requirements outlined in the Testing and Acceptance Requirements (Attachment D).

iii.	Maintenance Releases are included in the Maintenance fees as outlined in Section 8.

B.	Ownership. For the avoidance of doubt, Supplier retains all ownership of and rights, including all intellectual property rights, to the Maintenance Releases unless Sprint and Supplier have entered into an agreement where Sprint pays Supplier Professional Service fees other than Support and Maintenance fees for the development of the functionality, in which case such agreement will set forth ownership of the development. Section 12.2 of the Agreement will not apply to the Maintenance Releases.

C.	Future Product Development. Sprint and Supplier will meet quarterly, or more often if required by Sprint, to track the progress of the roadmap product development and to negotiate pro-active solutions, as needed.

7)	LICENSING TERMS

A.	Previously Purchased Licenses.

•	The parties acknowledge that the [* * *] Personal Edition user licenses purchased under the Prior PE Contract Order are perpetual licenses [* * *]

•	The parties acknowledge that the [* * *] Enterprise Editions user licenses purchased under the Prior EE Contract Order are to perpetual licenses [* * *].

B.	Demonstration Licensesand Licenses for Sprint Internal Use

•	Sprint requires [* * *] Personal Edition end-user software licenses and [* * *] Enterprise Edition end user software licenses for Sprint employees for demonstration and educational purposes. They will be provided [* * *] and are separate from the [* * *] royalty-free licenses referenced in Section 3(B) and the [* * *] Enterprise Edition license referenced in Section 3(B).

•	Sprint requires [* * *] Enterprise Edition end-user software licenses to be used as trial accounts for prospective customers. They will be provided [* * *] and are separate from the [* * *] Enterprise Edition license referenced in Section 3(B).

•	Sprint requires [* * *] end-user software licenses to be used only for Sprint employees (“Site License”). They will be provided [* * *] and are separate from the [* * *] Enterprise Edition license referenced in Section 3(B).

* This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

•	For the purposes of pricing discount levels and Support fees, the number of Personal Edition licenses and Enterprise Edition licenses purchased will be cumulative and will include the perpetual licenses referenced in Section 7 A. These licenses are perpetual.

•	All licenses including demo, Sprint internal, external, and trial apply towards Maintenance and Support fees and are perpetual licenses.

8)	PAYMENT AND PRICING

A.	License Fees

PE Monthly Subscription Pricing (DOES NOT INCLUDE SUPPORT OR MAINTENANCE)

Number of Subscribers	Personal Edition (PE)
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]

•	The first [* * *] licenses previously purchased are perpetual and will not be converted to a subscription license model.
•	Tiering on monthly subscription fee is based on a step function. [* * *].

•	Minimum monthly commitment of [* * *] users (beyond original [* * *]) required at time of purchase.

•	[* * *] are included in the above pricing. If Supplier elects to deliver integration with [* * *] or a mutually agreed upon solution, Sprint agrees to replace on a going forward basis the previous [* * *] capability [* * *]. The transition to [* * *] or a mutually agreed upon solution will not change the perpetual license status.

•	The License fees to Sprint may not increase more than [* * *] for [* * *] after the initial term of this Agreement. If the License fees are increased, Seven will provide Sprint with [* * *] prior written notice of any permitted fee increases.

EE Monthly Subscription Pricing (DOES NOT INCLUDE SUPPORT OR MAINTENANCE)

Number of Subscribers	Enterprise Edition (EE)	Upgrade PE to EE
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]

* This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

[* * *]	[* * *]	[* * *]

The first [* * *] licenses previously purchased are perpetual and will not be converted to a subscription license model.

•	Tiering on monthly subscription fee is based on a step function. [* * *]
•	Minimum incremental purchase of [* * *] (beyond original [* * *]) licenses is required at time of purchase.
•	Document transformation/viewing capabilities are included in the above pricing. Document transformation/viewing capabilities are included in the above pricing. If Supplier elects to deliver integration with Documents to Go or a mutually agreed upon solution, Sprint agrees to replace on a going forward basis the previous attachment viewing capability at no cost to Sprint. The License fees to Sprint may not increase more than [* * *] for [* * *] after the initial term of this Agreement. If the License fees are increased, Seven will provide Sprint with [* * *] days prior written notice of any permitted fee increases.

B. Technical Product Support

Technical Product Support is charged in accordance with the SLA negotiated between Seven and Sprint as described in the model below. It is important to note that Sprint would be charged for Support Services based on a tiered Active User schedule. All tiers include both existing perpetual licenses as well as new subscription licenses. Annual fees for Technical Product Support are shown in the table below. Technical Product Support will be paid on a [* * *] basis. Technical Product Support fees will not [* * *] in [* * *].

Upon entrance into the next tier of pricing, the increased costs will begin in *[* * *]. The Technical Product Support fees to Sprint may not increase more than [* * *] for [* * *] after the initial term of this Agreement. If the Technical Product support fees are increased, Seven will provide Sprint with [* * *] prior written notice of any permitted fee increases.

Costs
Subs	[	* * *]	[	* * *]	[	* * *]	[	* * *]
Sprint	[	* * *]	[	* * *]	[	* * *]	[	* * *]

C. Product Maintenance

	[* * *] Major Releases	[* * *] Minor Releases
Bundle Model	[* * *]
Bundle Model	[* * *]

Annual fees for product maintenance are shown in the table above. Annual fees for Product Maintenance will be paid on a [* * *] basis. The Product Maintenance fees to Sprint may not increase more than [* * *] for [* * *] after the initial term of this Agreement. If the Product

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

Maintenance support fees are increased, Seven will provide Sprint with [* * *] prior written notice of any permitted fee increases.

D.	Additional Licenses.

The [* * *] licenses that Sprint previously purchased will be included in the total number of subscribers for the purposes of calculating fees under the License Fee table above. Sprint may purchase additional licenses for the System in accordance with the tiered pricing model shown in the License Fee table above.

E.	Device Support

Supplier will concurrently support a maximum of [* * *] PDA’s or smart devices (the “Devices”) [* * *] provided that the Devices adhere to Supplier’s Device Specification document    , which both parties may mutually update as required. Additional Devices may be supported on a Professional Services basis. In addition, Supplier will certify [* * *] new Devices on existing Supplier platforms per year that Sprint will commercially launch to its customers. If any Device fails Seven’s certification test the Device will be sent back to Sprint with a description of the failure(s) and it will be Sprint’s responsibility to fix Device failures and return to Seven for re-certification. If the Device fails a [* * *] time, Sprint will then be charged a reasonable fee for all future certifications for that Device. Supplier will certify and support these Devices requested by Sprint [* * *] after receipt of [* * *] fully provisioned Devices from Sprint. Sprint will be responsible for providing all rights necessary for implementation and testing of the Devices. Supplier agrees to certify and support a maximum of [* * *] xHTML Devices per year.

Furthermore, Supplier will work with Sprint to establish a mechanism/process to notify Supplier of new Devices and browsers that need to be supported (with adequate lead times, etc.). Upon receipt of the Devices, Supplier will implement and test (for support) a maximum of [* * *] Sprint Devices at any given time. In the event that a Device manufacturer releases a ROM upgrade that has a negative impact to the Seven application, the certification timeline will be redefined by both parties.

In the event that Sprint has not provided Supplier a specific Device or rights therein for implementation and testing and an Error is reported related to the Device, Supplier will not be obligated for or held to the SLA requirements for Personal Edition and/or Enterprise Edition (Attachment C) if the error occurs only on or in the use of that Device. Upon resolution of the Error as agreed upon by Sprint and Supplier the certification timeline will be redefined by both parties.

F.	Reporting

During the term of this Contract Order, Supplier will have continued access to the Software Product reporting functions, including subscriber usage, activity and other reporting features provided in the Software Product.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

SPRINT SPECTRUM L.P.		SEVEN NETWORKS, INC.

(signature)	/s/ Denise Warner	(signature)	/s/ Bill Nguyen
(print name)	Denise Warner		Bill Nguyen
(title)	Senior Negotiator		President
(date)	3/31/04	(date)	3/31/04

/s/ [unintelligible]
Manager Corporate Agreements, SCM

SCHEDULE 7.2

TRAINING SCHEDULE

This Training Schedule sets forth the terms and conditions for the training to be provided by Supplier. Except as modified by this Training Schedule, the terms and conditions of the Agreement remain in full force and effect.

1)	TRAINING

“Training” means all training for the Software Product offered by Supplier, whether at Supplier’s or Sprint’s location.

2)	TRAINING MATERIALS

Subject to Section 5.3 of the Agreement, Supplier grants Sprint the perpetual, nonexclusive, transferable, fully paid-up, worldwide right and license to use, modify and distribute Supplier’s Training materials or the modified Training materials to Sprint’s employees, agents and subcontractors subject to obligations of confidentiality. All updates, and upgrades to the Training materials will be provided to Sprint at no additional charge for the term of the Agreement.

3)	TRAINING FEES

a)	Sprint On-Site Training. During the term of this Agreement, Supplier will provide on-site training at a Sprint facility for [* * *], per class, excluding travel and associated expenses to be paid by Sprint. A maximum of 20 students per class is allowed. Sprint will provide all equipment required to hold these classes at its facility.

b)	Supplier On-Site Training. During the term of this Agreement, Supplier will provide Training at a Supplier training facility for [* * *]. The student’s travel expenses are not included in the fee. If Sprint sends more than [* * *] students to the same Training session at the same Supplier training facility, the discounted fee [* * *] will be [* * *].

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

Confidential Sprint PE & EE 2nd Contract Order	Page 1 of 3	March 22, 2004

SCHEDULE 7.3

PROFESSIONAL CONSULTING SCHEDULE

This Professional Consulting Services Schedule sets forth the terms and conditions for the Professional Consulting Services to be provided by Supplier. Except as modified by this Professional Consulting Schedule, the terms and conditions of the Agreement remain in full force and effect.

1)	PROFESSIONAL CONSULTING SERVICES

To be determined at a later date.

2)	PROFESSIONAL CONSULTING SERVICES FEES FOR FIRST YEAR OF THE TERM

Project Manager              [* * *]

Architect                          [* * *]

Senior Consultant            [* * *]

Consultant                        [* * *]

Designer                           [* * *]

3)	DEVELOPMENT MILESTONES.

The timely delivery of the Professional Services and the timely delivery of the Releases are critical to Sprint’s commercial success in the marketplace. Sprint acknowledges and agrees that the System is intended to work with certain Sprint systems and that Supplier’s performance is dependent in part on Sprint’s actions. Accordingly, Sprint will timely provide Supplier with required items and assistance and any dates or time periods relevant to performance by Supplier hereunder will be appropriately and equitably extended to account for any delays due to Sprint. In the event that Supplier fails to meet any Development Milestone other than due to any delay caused by Sprint for more than 30 days, Sprint may (i) terminate the Professional Services under this Agreement (ii) exercise or continue to exercise its rights, as to the Software Product subject to the payment of all applicable fees and compliance with all applicable terms.

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

Confidential Sprint PE & EE 2nd Contract Order	Page 2 of 3	March 22, 2004

List of Attachments

CONTRACT ORDER for System SEVEN

Attachment A: Personal Edition Detailed Feature List—Version 6.0—Intentionally omitted

Attachment B: Enterprise Edition Detailed Feature List—Version 6.0—Intentionally omitted

Attachment C: Service Level Agreement

Attachment D: Testing and Acceptance

Attachment E: PE Verification Checklist

Attachment F: EE Verification Checklist

Confidential Sprint PE & EE 2nd Contract Order	Page 3 of 3	March 22, 2004

Attachment C

Seven Personal Edition

Service Level Agreement

Sprint—Operational Support Expectations of Provider

The following service levels and remedies shall take effect on the Market Launch Date. As used herein, “Error” or “error” means a failure of the Software Product to operate with supported systems, formats and configurations in accordance with the System Seven Feature List and any future releases. As used herein, “Service” means the System Seven Personal Edition application.

SEVEN will not be responsible or liable for any failures or errors that are due to software or systems outside of its control, for example, problems that arise from Sprint or third party services or products unless such applications are provided by Seven as part of the System Seven Personal Edition application.

1.	Trouble Severity Codes for Unplanned Events

(a)	Sprint will designate the severity level according to the severity classifications documented below, based on an assessment of trouble at point of trouble identification, Changing the severity code assigned to an unplanned event after it has been assigned requires the consent of both Sprint and Seven.

(b)	This document should be reviewed quarterly by Sprint and Seven.

(c)	For SEVEN’s product support of Personal Edition during and after SEVEN’s hosting of Personal Edition for Sprint, times are measured from SEVEN’s receipt of notice from Sprint of the error occurrence. For SEVEN’s hosting services for Sprint (excluding software product support of Personal Edition for Sprint), times are measured from the time of error occurrence.

Trouble Severity Code	Description	Restoral Expectations	Status Update Intervals	Initial Response Time
Sev1	“Sev 1 Error” means a Catastrophic error in SEVEN’s Personal Edition that causes a [* * *] loss of service for [* * *] or more of Authorized Users and for which a workaround has not been made available. Catastrophic errors are defined as errors causing any of the following types of outages: (i) inability to connect to Enterprise email, calendar, or directory services for any length of time (ii) inability to access operational support or administrative tools	For SEVEN’s hosting services to Sprint: [* * *] For SEVEN software product support: Client: [* * *] Server: [* * *]	For SEVEN’s hosting services to Sprint: [* * *]. Bridge established by Sprint at point of failure identification.) For SEVEN software product support: [* * *]	[* * *] for notification and initial acknowledgement.

Sev2	“Sev 2 Error” means an error in the Seven Personal Edition for which a workaround has not been made available that constitutes a Catastrophic error affecting more than [* * *] of Authorized Users, or an error that causes degraded system response time based on the levels defined in Section 7, for more than [* * *] of Authorized Users. .	For SEVEN’s hosting services to Sprint: [* * *] For SEVEN software product support: Client: [* * *] Server: [* * *]	For SEVEN’s hosting services to Sprint: [* * *] For SEVEN software product support: [* * *]	[* * *]

* This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

Sprint Confidential Information—Restricted

Attachment C Seven Personal Edition Service Level Agreement

Trouble Severity Code	Description	Restoral Expectations	Status Update Intervals	Initial Response Time
Sev3 A	“Sev3 A Error” means a non-Catastrophic error that negatively impacts more than *[* * *] of the Sprint Authorized Users and the Service fails to meet the functionality or performance outlined in the System Seven Personal Edition Feature List.	For SEVEN’s hosting services to Sprint: [* * *] For SEVEN software product support: [* * *]	For SEVEN’s hosting services to Sprint: [* * *] For SEVEN software product support: [* * *]	For SEVEN’s hosting services to Sprint: [* * *] For SEVEN software product support: [* * *]

Sev3 B	“Sev3 B Error” means an error in the Seven Personal Edition for which a workaround has not been made available that constitutes a Catastrophic error affecting more than [* * *] of Authorized Users.	For SEVEN’s hosting services to Sprint: [* * *] For SEVEN software product support[* * *]	For SEVEN’s hosting services to Sprint: [* * *] For SEVEN software product support: [* * *]	For SEVEN’s hosting services to Sprint: [* * *] For SEVEN software product support: [* * *]

Sev4	“Sev4 Error” means an error in the Seven Personal Edition for which a workaround has not been made available that constitutes a Catastrophic error affecting less than [* * *] of Authorized Users but more than [* * *] users.	For SEVEN’s hosting services to Sprint: [* * *] For SEVEN software product support: [* * *]	For SEVEN’s hosting services to Sprint: [* * *] For SEVEN software product support: [* * *]	For SEVEN’s hosting services to Sprint: [* * *] For SEVEN software product support [* * *]

Sev5	“Sev5 Error” means an error in the Seven Personal Edition that has minimal current impact on the Authorized Users.	[* * *]	[* * *]	[* * *]

Note: the above definitions of Errors exclude Planned Outages as set forth below.

Note: Restoral means the use of reasonable efforts to provide a workaround, patch or fix.

2.	Points of contact and Escalations

(a)	Escalations occur if response times or restoration expectations are not met.

* This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

Sprint Confidential Information—Restricted

Attachment C Seven Personal Edition Service Level Agreement

(b)	Seven to provide the following support availabilities (and time periods in the Section 1 table shall apply during the following hours):

A.	For SEVEN hosting services, or for all Catastrophic errors encountered during SEVEN’s software product support of Personal Edition to Sprint: [* * *]

B.	For SEVEN product support of System SEVEN Personal Edition: [* * *]

(c)	A single toll free support number will be provided (one phone that can be passed to various on-call persons, as necessary).

(d)	(e) Seven and Sprint PCS IT App Admin to exchange ticket numbers for tracking events at initial report of trouble by Sprint to Provider.

(f)	Seven to provide root cause analysis (“RCA”) on all Sev1, Sev2, Sev3 and Sev4 errors relative to Provider’s fix activities within *[* * *].

(g)	Seven to provide technical point of contact involved with fix as opposed to customer service contact.

(h)	Sprint and Seven will exchange escalation contacts and number through Vice President level as follows:

Seven Escalation Contact Information for Hosting Services

	Contact Name & Title	Phone	Mobile	Pager	Email
1st Level Escalation	Rotating pager	N/A	N/A	[* * *]	N/A
2nd Level Escalation	Rotating Pager	N/A	N/A	[* * *]	N/A
3rd Level Escalation	[* * *] Director, Network Eng & Ops	[* * *]	[* * *]	[* * *]	[* * *]
4th Level Escalation	[* * *] VP, Engineering	[* * *]	[* * *]	[* * *]	[* * *]

Seven Escalation Contact Information for Product Support

	Contact Name & Title	Phone	Mobile	Pager	Email
1st Level Escalation	[* * *] Sprint Support Representative	[* * *]	[* * *]		[* * *]
2nd Level Escalation	[* * *] Technical Support Manager	[* * *]	[* * *]		[* * *]
3rd Level Escalation	[* * *] VP, Engineering	[* * *]	[* * *]	[* * *]	[* * *]

* This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

Sprint Confidential Information—Restricted

Attachment C Seven Personal Edition Service Level Agreement

Sprint Escalation Contact Information

This escalation path should be followed by Seven when it is experiencing a Sev 1 or Sev 2 outage as described above.

Level	Contact		Escalation Criteria
Initial	Sprint PCS Help Desk	[* * *]	No response [* * *], call next level.
1	Primary On Call	[* * *]	After waiting [* * *], place call again. After waiting another [* * *], call next level.
2	Secondary On Call	[* * *]	After waiting [* * *], place call again. After waiting another [* * *], call next level.
3	Team Lead	[* * *]	After waiting [* * *], place call again. After waiting another [* * *], call next level.
4	Team Manager	[* * *]

3.	Seven Provided Third Party Handoff

Seven will interface with its third party hardware/software/network service providers selected by it and included as part of the System. During events, Sprint teams should not be handed off to deal with third party vendors for service restoration activities, root cause analysis or event assessments.

4.	Sprint Provided Third Party Participation

Seven will not be handed off to Sprint’s third party service providers. Seven will cooperate with Sprint and its approved Third Party Providers as outlined in this Agreement as needed to facilitate timely solutions to any issue where, in the opinion of Sprint, Provider’s participation would be valuable.

5.	Regular Operation Reviews between IT, OSSC, PD and Provider.

Operational reviews will be conducted on a weekly basis via conference call.

6.	Security Requirements: Supplier will maintain the security and integrity of Sprint Seven Personal Edition, including implementing procedures and systems to prevent third parties and supplier from viewing any subscriber enterprise data or subscriber messages. Supplier will immediately notify Sprint if it knows or has reason to know that any significant breach in security and integrity has occurred and identify the steps that it will take to cure that breach and prevent future breaches of a similar or related nature.

Seven will support mutually agreed upon security measures.

For privacy reasons, MINs will not be sent in clear text. MINs will be encrypted and/or the channel that is used to send the MIN will be protected from eavesdropping, man-in-the-middle, and other attacks.

7.	System Availability: Provider will maintain Sprint Seven Personal Edition’s a minimum uptime availability excluding planned outages as follows: [* * *] of SEVEN’s hosting of Personal Edition for Sprint and [* * *] thereafter This applies to hosted application uptime during the period that SEVEN is responsible for hosting the Software as an application service.

During SEVEN’s hosting services to Sprint, Seven will support concurrent usage loads of no less than [* * *] of total subscribers Sprint initially purchased ([* * *]) which is documented in the Contract Order for [* * *]

* This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

Sprint Confidential Information—Restricted

Attachment C Seven Personal Edition Service Level Agreement

System SEVEN Personal Edition. Seven will support the same usage levels in a non-SEVEN-hosted environment only if Sprint provides a hardware and software environment that meets or exceeds the requirements set forth in SEVEN’s Scalability document (Attachment X).

During the time period that Seven is not hosting the System, the above system availability requirements will apply to the Seven Personal Edition Application layer only and will exclude any errors or degradation in the Service caused by the physical layer infrastructure, including but not- limited to hardware, software, up to and including the operating system.

SEVEN will provide transaction response times of [* * *] or less for users accessing System SEVEN Personal Edition. The transaction response time pertains only to the System SEVEN Service, not any third party applications that might be part of the transaction unless those applications are designated in the applicable Contract Order as part of the System Seven Personal Edition Application and not part of the System Seven Personal Edition application offered by SEVEN. Examples of applications not part of the System Seven Personal Edition application include WAP Gateways and enterprise messaging servers. In the event that an error occurs, Supplier will be responsible for demonstrating to Sprint that the Seven’s Personal Edition application is not the cause of the error.

System Availability Measurement

The Seven Personal Edition system-wide availability metric is calculated as follows:

1.	Each Seven Personal Edition system outage will have an outage event duration (“Outage Duration”) and an estimate of the percentage of Seven Personal Edition subscribers that were effected by the outage (the Subscriber Base Impact Indicator”) associated with it.

2.	Determination will be made as to whether the outage is due to Seven or Sprint provided and maintained service components, and whether the outage is planned or unplanned.

3.	If the outage is unplanned and due to Seven’s System or a System component, the “Seven Personal Edition System Outage Time” for that outage is calculated as the Outage Duration multiplied by the Subscriber Base Impact Indicator.

4.	The sum of all relevant unplanned Seven Personal Edition System Outage Time(s) (each as calculated in clause 3 above) is divided by the total time in the month being evaluated. The resulting number is the Sprint Seven Personal Edition system-wide availability metric for that period.

System Availability Commitments

•	Seven Personal Edition system-wide availability will be measured monthly. Outages attributable to (i) planned outages (described below) or (ii) service components that are provided and maintained by Sprint shall not be included in this calculation.

•	Provider will not exceed [* * *] Seven Personal Edition system-wide availability non-compliant [* * *] in any [* * *] period. For any month after [* * *] where System availability falls below the stated target in Section 7 above, Sprint will be entitled to [* * *] as summarized in Section 11.

8.	System support: SEVEN will support all functionality of System SEVEN Personal Edition on all platforms that are specified in System SEVEN Personal Edition Detailed Feature List (Attachment B).

9.	System Testing

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

Sprint Confidential Information — Restricted

Attachment C Seven Personal Edition Service Level Agreement

Number	Requirement

TST.001	Seven will perform both structured, scripted feature tests and unstructured tests on Seven Personal Edition prior to delivery to Sprint.

TST.002	Seven will participate in a formal testing review process by Sprint to ensure quality and integrity of results.

TST.003	Seven will perform testing on an agreed-to list of Devices and Phones supported by Sprint.

TST.004	Seven agrees that all new Seven Personal Edition Releases, Software downloads or Software Releases will be compatible with the previous sequential release of Sprint Seven Personal Edition and vice versa for a period of at least [* * *]. Past this [* * *] period, Sprint will require its users to upgrade to a specific release, if for some reason, SEVEN requires such change to effectively support users of System SEVEN Personal Edition.

TST.05

For each software release Seven agrees to provide a mutually acceptable test plan at least [* * *] days prior to providing the software release to Sprint. This document will be specific to the Seven Personal Edition and will depict at a high level the testing to be completed and the estimated timelines. Seven will provide Sprint documentation of the test results based on the execution of the test plan. The test plan will include the following:

•      Test objectives and scope of the test

•      Regression test approach

•      Test metrics

•      Test entry and exit criteria

TST.06	Seven will conduct performance testing of any Seven Personal Edition Release or Software upon completion of development to validate the capacity and performance of the Seven Personal Edition Software.

TST.07	Seven will conduct periodic performance testing as new or changed Seven Personal Edition Releases or Software are introduced. If Seven wishes to have Sprint conduct performance testing, Seven agrees to request and pay for such performance testing using the project change control procedure specified in the Agreement or mutually agreed upon.

Note: all Documentation, testing information and results shall be considered the Confidential Information of SEVEN.

10.	Planned Outages

(a)	IT/OSSC Coordination

Standard maintenance window is [* * *]. Any Sprint Seven Personal Edition Subscriber impacting activities taking place beyond the regularly scheduled maintenance window that were not also expressly planned for and agreed to by both parties in advance are considered unplanned outages and will be addressed per the above table.

“Sprint Seven Personal Edition Subscriber impacting” in the context of planned outages means any occurrence whose outcome is equivalent to a Sev1, Sev2, or Sev3 unplanned outage.

(b)	Regular

Regular maintenance is defined as routine, scheduled maintenance that is Seven Personal Edition Subscriber impacting. Sprint requires [* * *] notification of any Seven Personal Edition Subscriber impacting activities prior to maintenance.

(c)	Demand

Demand maintenance is defined as Seven Personal Edition Subscriber impacting maintenance activities that can wait until the next regularly scheduled maintenance window, but will be given top priority during that window.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

Sprint Confidential Information — Restricted

Attachment C Seven Personal Edition Service Level Agreement

11.	Remedies

a.	[* * *]: As is provided for in the Agreement, the [* * *] available to Sprint from Seven for Seven failing to meet service levels and System availability levels is summarized as follows:

Sev 1                                 [* * *] for failure to meet Restoral Expectations

Sev 2                                 [* * *] for failure to meet Restoral Expectations

Sev 3                                 [* * *] for failure to meet Restoral Expectations

Sev 4                                 [* * *] for failure to meet Restoral Expectations

Sev 5                                 [* * *]

System Availability          [* * *]

b.	Termination::Sprint may terminate this Contract Order under Section 11.3 of the Master Service License Agreement, if starting at the Market Launch Date, in any calendar month, the Service is Unavailable

1.	as a result of a [* * *] Outage, for more than [* * *] times the applicable Restoral Expectation period specified for Severity 1 or Severity 2 Hosting failures (shown in Section 1 table), or

2.	as a result of a [* * *] Outage, for more than [* * *] times the applicable Restoral Expectation period specified for Severity 1 or Severity 2 Product failures (shown in Section 1 table), or

3.	in any calendar month, as a result of [* * *] or more Outages for more than [* * *] times the applicable Restoral Expectation period specified for Severity 1 or Severity 2 Hosting failures, or for more than [* * *] times the applicable Restoral Expectation period specified for Severity 1 or Severity 2 Product failures.

“Unavailable” means the Service is subject to a Catastrophic error constituting a Sev1 or Sev2 error. The applicable Restoral Expectation period above shall be based on the error level causing the Unavailability (i.e. if a Sev2 error causes Unavailability, then the Sev2 Restoral Expectation period shall be used).

“Outage” means the period during which the Sprint Seven users are unable, due to a Catastrophic error, to connect to Enterprise email, calendar or directory services, or to access operational support or administrative tools, until the time that such ability becomes available.

This occurrence of 11.b.1, 11.b.2, or 11.b.3 will constitute a material breach for which Sprint is not obligated to provide a 30 day cure period to Supplier. Sprint must give Supplier 30 days notice of termination. Sprint must give this notice of termination within 30 days of the event giving rise to Sprint’s right to terminate. If Sprint fails to give such notice timely, Sprint will be considered to have waived its right to terminate for the particular failures to meet the SLA.

12	Device Support

SEVEN will support all handset, PDA or handheld devices (the “Devices”) that Sprint will commercially support on the Market Launch Date. In addition, SEVEN will support any new Devices that Sprint will commercially launch to its customers. SEVEN will support these Devices requested by Sprint [* * *] after receipt of [* * *] fully provisioned devices from Sprint. Sprint shall be responsible for providing all rights necessary for implementation and testing of the Devices. Furthermore, SEVEN will work with Sprint to establish a mechanism/process to notify SEVEN of new Devices and browsers that need to be supported (with adequate lead times, etc.). Upon receipt of the Devices, SEVEN will implement and test (for support) a maximum of [* * *] Sprint Devices at any given time.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

Sprint Confidential Information — Restricted

Attachment C Seven Personal Edition Service Level Agreement

In the event that Sprint has not provided SEVEN a specific Device or rights therein for Implementation and testing and an error is reported related to the Device, SEVEN will not be obligated for or held to the SLA requirements for Personal Edition (Attachment C) if the error occurs only on or in the use of that Device.

13	Change Management Process

Sprint will make all change requests through Provider’s operations group . Change requests can be made in writing only.

All change requests received by Provider’s operations group will be assessed to identify the resource requirement and potential service effect and will be classified as follows:

Standard Outage Window	The time period [* * *]

Scheduled Change	A change request that occurs within the standard user notification period (normally [* * *]) and occurs within the Standard Outage Window.

Priority Change	A change requested within [* * *] of the Standard Outage Window.

Emergency Change	A change that must take place outside of the Standard Outage Window and is approved by management prior to its implementation.

Standard changes will be accepted by Provider’s customer service group and a [* * *] lead-time will be set. Service effecting changes (changes whose implementation may have an adverse effect on either Sprint’s Network or Provider’s network) will require the change request pass through the operations change control process. This process will evaluate the change, access its impact, and assign resources and lead times to complete the change. In the case of a service effecting change, Provider’s customer service group will forward the change request to the sales group responsible for Sprint for initiation of the change control process.

*	This material has been omitted pursuant to a request for confidential treatment and such request has been filed separately with the Commission.

Sprint Confidential Information — Restricted

Attachment C Seven Personal Edition Service Level Agreement

Attachment D

Testing and Acceptance Requirements

1. DEFINITIONS

“Staging” means the staging environment is any development test environment that is primarily used to stage testing for applications prior to their deployment to the production environment.

“Acceptance Date” means the date on which Sprint notifies Supplier that the Software Product has no Priority 1 Bugs as relating to the Specifications set forth in the applicable release or if Sprint upgrades their existing production server with the current release being tested.

“Priority 1 Bug/Issue” (P1) means the following:

For testing, a Priority 1 involves a feature problem, application problem, or Error condition impacting either the application or Device that causes the feature to function outside the Specifications, or which puts the testing schedule at immediate risk. Such problems can occur consistently or intermittently, and they can include both functional and aesthetic (“look and feel”) problems.

“Priority 2 Bug/Issue” (P2) means the following:

For testing, a Priority 2 involves a feature problem, application problem, or Error, any of which puts the testing schedule at risk, but for which there is a Work-around approved by the Sprint single point of contact. Such problems can occur consistently or intermittently, and they can include both functional and aesthetic (“look and feel”) problems. In a Priority 2 problem, other critical testing must be able to continue, while a solution is sought. All Work-arounds will be documented through the Sprint change management process.

“Priority 3 Bug/Issue” (P3) means the following:

For testing, a Priority 3 involves a feature, application problem, or Error that is acceptable to Sprint’s testing acceptance criteria, and does not prevent the build or any of its functionality from being accepted. Such problems can occur consistently or intermittently, and they can include both functional and aesthetic (“look and feel”) problems. To be classified as a Priority 3, the defect must not warrant immediate action that would delay the repair of other critical functional failures.

2. CODE QUALITY ENTRANCE CRITERIA/TESTING ACCEPTANCE CRITERIA

A. Test Acceptance. Supplier will participate in a formal testing review process by Sprint to ensure quality and integrity of results. The review process will be conducted in 2 phases for acceptance of the Supplier’s code, called “the build” in the Phase I Code Quality Entrance Criteria and Phase II Testing Acceptance Criteria sections. Prior to Sprint commencing testing, both parties will mutually agree on the operational requirements. Sprint needs to have given Supplier the final production ROM and a maximum of [* * *] provisioned Devices or a mutually agreed upon quantity from the time Sprint requests Supplier to certify a Device. If Sprint does not deliver the agreed upon quantity of Devices to Supplier delivery timelines will be redefined.

Phase I Code Quality Entrance Criteria. Supplier will provide Sprint with a build that will be evaluated initially with an entrance criteria in the Sprint IT Code Acceptance Criteria in Section 4 of this Attachment D. The evaluation of the build, based on the entrance criteria, will result in Sprint’s acceptance or rejection of the build. If the build is rejected, Sprint and Supplier will arrange a time-line that will meet the project deliverable dates. Sprint reserves the right to enter additional deliverables in the Sprint IT Code Acceptance Criteria as required. Sprint will notify Supplier at least [* * *] in advance of the scheduled code delivery if changes are made.

Phase II Testing Acceptance Criteria. Following the acceptance of the entrance criteria, Sprint may conduct a test certification of the build for acceptance into production. The certification will be based on criteria requiring no P1 issues. Any other open P2 or P3 issues will be negotiable, but Sprint will reserve the right to accept or reject the build based on the open issues. Sprint will determine the Go/No Go decision on the implementation of the build.

For the purpose of test certification, Sprint will allow up to 8 week’s duration for testing. A Supplier Release or a Sprint Customized Release will be defined as either a Major release or a Minor release. If P1 bugs cannot be fixed and re-certified within the agreed uponperiod, the [* * *] listed below will apply.

For a Major release:

Supplier will deliver code. Sprint has [* * *] to complete their test run and present Supplier with their test results categorized as Priority 1-3. If Sprint is unable to furnish their completed test results in this period, they will furnish all data they have so that Supplier can begin their process. Any Priority 1 items will be considered for this release and cannot be guaranteed. Supplier has [* * *] to respond to Sprints Priority 1 issues identified at the end of their [* * *] of testing and delver new code. Sprint then has an additional [* * *] to test the Priority 1 fixes.

For a Minor release:

Supplier will deliver code. Sprint has [* * *] to complete their test run and present Supplier with their test results categorized as Priority 1-3. If Sprint is unable to furnish their completed test results in this period, the will furnish all data they have so that Supplier can begin their process. Any Priority 1 items will be considered for this release and cannot be guaranteed. Supplier has [* * *] to respond to Sprints Priority 1 issues identified at the end of their [* * *] of testing and delver new code. Sprint then has an additional [* * *] to test the Priority 1 fixes.

* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

2.2	Supplier will be [* * *] each [* * *] the certification of the release is delayed beyond the agreed upon certification period. The [* * *] will be [* * *] of the [* * *]. Seven will not be responsible or liable for any failures or Errors that are due to software or systems outside of its control, for example, problems that arise from Sprint or third party services or products.

3. System Testing.

Number	Requirement

TST.001	Supplier will perform both structured, scripted feature tests and unstructured tests on Supplier Service prior to delivery to Sprint.

TST.002	Supplier will participate in a formal testing review process by Sprint to ensure quality and integrity of results.

TST.003	Supplier will perform testing on Devices as outlined in section 8C of the Contract Order.

TST.06	Supplier will conduct performance testing of any release or Software Product upon completion of development to validate the capacity and performance of the Personal Edition and/or Enterprise Edition Software Products.

TST.07	Supplier will conduct periodic performance testing as new or changed Personal Edition and/or Enterprise Edition releases are introduced. If Supplier wishes to have Sprint conduct performance testing, Supplier agrees to request and pay for such performance testing using the project change control procedure specified in the Agreement or mutually agreed upon.

4. Sprint IT Code Acceptance Criteria

The purpose of this Attachment D is to confirm that all the agreed criteria have been met before certification testing can begin. These criteria checklists serve to comprise a control document to ensure that the supplier has completed all deliverables and that the quality of the deliverables has met the entrance requirements, as noted below.

Sprint reserves the right to enter additional criteria in the checklists. Sprint and Seven will negotiate a time-line for adding the criteria. Additional criteria will be added in an addendum.

* This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

This Attachment D includes two stages of acceptance. The prerequisites must be met, before the process of checking the deliverables begins:

1.	A prerequisites checklist
2.	A deliverables checklist.

1. Supplier Prerequisites Checklist:

Prior to the delivery of the Supplier package(s) and other deliverables, Sprint’s expectations are that the supplier will ensure certain activities will have taken place:

Y     N     Supplier will ensure any special prerequisites for the testing and production environments have been supplied to Sprint (e.g., security needs, network changes, load-balancing requirements, additional software or version of Resin, Java etc.).

Y     N     Supplier will ensure that builds and accompanying documentation for Sprint branding have been completed, as specified in CP1 documentation.

Y     N     Supplier will provide the following updated manuals will be updated and provided for the build: Operator Administrator Guide, User Guides, and Feature Lists. This includes any other pertinent documentation as agreed on by the supplier and IT

Y     N     Supplier will have identified and provided instructions for loading software processes, as needed.

If any one of these prerequisites has not been met, Sprint reserves the right reject the build. The Supplier and IT will need to meet to determine risks, options, and next steps.

In summary, have all prerequisites been met?

Y     N

Sprint representative(s) identified                                          (Print)

Signature of Sprint representative:                                          (Signed)

Supplier Deliverables Checklist:

(Sprint reserves the right to add additional items to the checklist, as needed).

Category	Activity	Completed? Yes/No

General	Were all packages delivered with build, e.g., (palm, PPC, attachment viewing, etc.)?

General	Are Release Notes documents ready (Known Issues and Resolved Issues)? This includes a summary of bug fixes, any known bugs, and Seven bug tracking number.

General	Environment requirements met? (As per prerequisites noted above).

Server	Did the EE build load successfully?

Server	Did the PE build load successfully?

Server	Did the SE build load successfully?

Server	Make sure Notification functionality works for PE.

Server	Make sure Notification functionality works for EE.

Server	Make sure Notification functionality works for SE.

Server	Can SEG software be loaded properly?

Client	Can Palm Client be downloaded for PE?

Client	Can Palm Client be downloaded for EE?

Client	Can Palm Client be downloaded for SE?

Client	Can the Pocket PC client be downloaded for PE?

Client	Can the Pocket PC client be downloaded for EE?

Client	Can the Pocket PC client be downloaded for SE?

Client	Can the PE desktop client be downloaded from web?

Miscellaneous	Are there other deliverables required for this build? If so, Sprint reserves the right to add others, as needed. Please add additional rows accordingly.

Exit	Conduct Exit: Report results, as noted below in the Overall Acceptance section, and conduct next steps accordingly.

Overall Acceptance

Sprint representative(s) will check one of the following and inform the supplier representative(s). Sprint representative(s) and supplier representative(s) will negotiate next steps in the gap identification matrix, as noted below, and the parties will add their signatures below.

            All Requirements Fulfilled

            Partial acceptance: (This means that Sprint has accepted the build, in spite of some known bugs. This will only be done on a case-by-case basis)

            Rejection: Based on a failure in the build to meet any or all of the criteria, Sprint rejects the build. Follow-up: IT will convene with stakeholders and develop plan for next steps, using the evaluation form below.

Gap Identified	Mitigation Planned	Owner of Mitigation of Activity	Target	Notes

By signing this document, the following agree they have read and reviewed the acceptance criteria, and have evaluated the build for acceptance, partial acceptance, or rejection, as noted in the Overall Acceptance section. All parties agree to the acceptance, partial acceptance or rejection of the build. Their signatures below indicate their agreement on acceptance, partial acceptance or rejection of the build.

Name and Organization

(printed)                                                      Signature

Name and Organization

(printed)                                                      Signature

Name and Organization

(printed)                                                      Signature

Attach an addendum to this page, as needed.

ATTACHMENT E

BCPE Sev1 Problem Verification Path

Tier 3

Preceding the Tier 3 process, Tier 1 and Tier 2 will have completed their level of verification of the problem, prior to reporting the problem to RPM. When the problem qualifies as a Sev1, as determined by the Tier2 point of contact, RPM will open a bridge for a Sev1, and Tier 3 (IT Production Support) will follow these trouble-shooting steps:

Tier 3 Process to confirm an Issue is a Sev 1 outage for one of the Business Connection Applications (BCNS, BCSS, BCPE)

Step 1. The Primary OnCall person will try to use his or her BC account through a handset and the website.

Step 2. The Primary will then ask the Secondary OnCall person or another member of the team to confirm the existence of a problem accessing BC from a handset and/ or the website.

Step 3. The Primary will confirm that another account (other than the reporting individual and not connected to the same mail server) is unable to access BC, using login credentials provided in the ticket opened on the Sprint side.

Step 4. The Primary will check to make sure that the test account is not independently down, by cross checking the connectivity of that account and another account in the admin tool. The Primary checks the general health of the servers (i.e. network connectivity, load, CPU, metrics on the server and the server logs for error messages). The primary should also run through the standard troubleshooting checks provided by SEVEN, which include, User, Server, Network, Application, Mobile Device, Data Center or Hosting and General Troubleshooting steps. These general checks are noted in the “Seven’s Carrier / Partner Support Tier Process” document.

Step 5. If the Primary is not able to immediately resolve the issue and has checked with other members of the team for possible fixes, the Primary will then open a case with the vendor Seven. The information entered into the case must include all of the information from the Tier1/2 ticket as well as the troubleshooting details of work performed by Tier 3 and the appropriate data listed in the table below. Once the case has been opened with the necessary data, the Primary will page the Seven On Call.

System SEVEN (all products/versions)

1) A detailed description of the observed problem (The case description must be more than just repeating the case subject). This should include troubleshooting and information-gathering actions already tried by previous tiers of support to verify and resolve the issue.

2) Make sure that ALL the case related fields are correctly filled out.
3) Copy [* * *]
4) The output of the following commands (you may need root access) prior to recovery efforts (i.e. /server restart, etc.): [* * *]
5) Attach [* * *] file on all affected servers AFTER the preceding commands have been executed.

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

BCPE Sev2 Problem Verification Path

Process to confirm an Issue is a Sev 2 outage for one of the Business Connection Enterprises or the loss of a key piece of BC application functionality (i.e. Reporting, Notifications)

Step 1. The Primary will confirm that an outside enterprise is unable to access BC, using login credentials provided in the ticket opened on the Sprint side.

Or

The Primary will confirm that a key piece of BC application functionality is not currently available (i.e., Notifications) by trying to access the functionality with their BC account.

Step 2. The Primary will then ask the Secondary On Call person or another member of the team to confirm the existence of a problem with the affected enterprise by trying to access BC from a handset and/ or the website.

Or

The Primary will ask the Secondary or another member of the team to confirm that a key piece of BC application functionality is not currently available (i.e., Notifications) by trying to access the functionality with their BC account.

Step 3. The Primary will check to make sure that the Sprint enterprise is independently down. The Primary checks the general health of the servers (i.e. network connectivity, load, CPU, metrics on the server and the server logs for error messages).

Step 4. If the Primary is not able to immediately resolve the issue and has checked with other members of the team for possible fixes, the Primary will then open a case with the vendor Seven following the instructions from Step 5 listed above in the Sev1 verification description and page the Seven On Call.

RPM Script (excerpts):

RPM Script Information, including trouble-shooting that is done on the bridge, before reporting the problem to the vendor:

Application Information

RPM Application Name: BCPE—Business Connections Personal Edition

Description:	Business Connection Personal Edition allows individual subscribers to download and install software on their work desktop so that they can access their PIM information (emails, calendar, contacts etc.) from their mobile devices. The user downloads the Seven Personal Edition on his/her PC via a CD (distributed by business SBU) or a link on www.sprintpcs.com. The user initiates web session to connect to the vendor’s (Seven) central server which in turn retrieves emails, contacts, and calendar information from the user’s PC. The user’s PC and the client application need to be “on” for the user to access the application wirelessly.

PCS application.

Service Center Categories:

Category: MID-RANGE

Sub-Category: WIRELESS SERVICES

Product Type: BUSINESS CONNECTION

Problem Type: PERSONAL EDITION

Special Instructions

The hardware/application is to be handled as a Category A unless otherwise requested fix agents or by Executive Management.

Helpful Information

Troubleshooting:

Common Problems:

SLA: [* * *]

Initiate Bridge

Bridges:	[* * *] Use your designated conference bridge, or if another bridge pin is needed use the pool found at: [* * *]

Paging:	1) Page / Contact the Rapid Response Team Members to the bridge.

2) For Category A, B or C for all Severity 1 and 2 Incidents:

Paging guidelines: Please use the format styles in the Standard Process document: [* * *]

RPM FYI page to SM RPM Notify in Wireless Office (RPM & IT Management) to advise them of the issue.

Format with a bridge:

RPM FYI: Application name. Conf. bridge at 999-999-9999 #99999. Ticket number. Brief description of the problem. Signature

Format without a bridge:

RPM FYI: Application name. No bridge at this time. Ticket number. Brief description of the problem. Fix agent investigating. Signature

NOTE: If fix agent decides a bridge is necessary after sending a “without bridge” page, then you will need to send another page formatted with bridge information. See above formats.

3) If the issue is a SEV1, send an Initial page from the log to [* * *]

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

Rapid Response Team

Tier 1: Call for initial triage. Go to secondary contacts as determined.

1)	[* * *] application support
2)	[* * *]
3)	[* * *]
4)	[* * *]
5)	[* * *]
6)	Contact [* * *] to notify them of the outage: [* * *]

Secondary Contacts

Application

BCPE Application support:

Assignee Group & Oncalls:

[* * *]

Citrix Support:

Assignee Group & Oncalls: [* * *]

Enterprise Integration / EI Support:

Assignee Group & Oncalls: [* * *]

Messaging Services/ Exchange Application Administrators:

Assignee Group & Oncalls: [* * *]

Premiere & Telephony Application Support:

Assignee Group & Oncalls: [* * *]

Premiere has taken over support of [* * *] applications.

Production Control / Batch Operations: [* * *]

Sprint Hosting Solutions:

Help Desk Number: [* * *]

Client Information

Database Support

PCS DBA Information:

Assignee Group & Oncalls:

[* * *]

[* * *]

Desktop

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

[* * *]

Firewall

[* * *]/ Firewall Support

Hardware Support

[* * *]

Midrange Support

HP System Administrator:

Assignee Group & Oncalls: [* * *]

Microsoft / NT System Administrator:

Assignee Group & Oncalls: [* * *]

SUN System Administrator:

Assignee Group & Oncalls: [* * *] [* * *]

Network Support

PCS Network Data Support:

[* * *]

Tier III Network Operations:

Assignee Group and Oncall:

[* * *]

[* * *]

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

ATTACHMENT F

BCEE/BCSE Sev1 Problem Verification Path

Tier 3

Preceding the Tier 3 process, Tier 1 and Tier 2 will have completed their level of verification of the problem, prior to reporting the problem to RPM. When the problem qualifies as a Sev1, as determined by the Tier2 point of contact, RPM will open a bridge for a Sev1, and Tier 3 (IT Production Support) will follow these trouble-shooting steps:

Tier 3 Process to confirm an Issue is a Sev 1 outage for one of the Business Connection Applications (BCNS, BCSS, BCPE)

Step 1. The Primary OnCall person will try to use his or her BC account through a handset and the website.

Step 2. The Primary will then ask the Secondary OnCall person or another member of the team to confirm the existence of a problem accessing BC from a handset and/ or the website.

Step 3. The Primary will confirm that an outside enterprise is unable to access BC, using login credentials provided in the ticket opened on the Sprint side.

Step 4. The Primary will check to make sure that the test enterprise is not independently down, by cross checking the connectivity of the enterprise and another enterprise in the admin tool. The Primary checks the general health of the servers (i.e. network connectivity, load, CPU, metrics on the server and the server logs for error messages). The primary should also run through the standard troubleshooting checks provided by SEVEN, which include, User, Server, Network, Application, Mobile Device, Data Center or Hosting and General Troubleshooting steps. These general checks are noted in the “Seven’s Carrier / Partner Support Tier Process” document.

Step 5. If the Primary is not able to immediately resolve the issue and has checked with other members of the team for possible fixes, the Primary will then open a case with the vendor Seven. The information entered into the case must include all of the information from the Tier1/2 ticket as well as the troubleshooting details of work performed by Tier 3 and the appropriate data listed in the table below. Once the case has been opened with the necessary data, the Primary will page the Seven OnCall.

System SEVEN (all products/versions)

1) A detailed description of the observed problem (The case description must be more than just repeating the case subject). This should include troubleshooting and information-gathering actions already tried by previous tiers of support to verify and resolve the issue.

2) Make sure that ALL the case related fields are correctly filled out.

3) Copy [* * *]

4) The output of the following commands (you may need root access) prior to recovery efforts (i.e:/server restart, etc.): [* * *]

5) Attach the [* * *] file on all affected servers AFTER the preceding commands have been executed.

BCEE/BCSE Sev2 Problem Verification Path

Process to confirm an Issue is a Sev 2 outage for one of the Business Connection Enterprises or the loss of a key piece of BC application functionality (i.e. Reporting, Notifications)

Step 1. The Primary will confirm that an outside enterprise is unable to access BC, using login credentials provided in the ticket opened on the Sprint side.

Or

The Primary will confirm that a key piece of BC application functionality is not currently available (i.e., Notifications) by trying to access the functionality with their BC account.

Step 2. The Primary will then ask the Secondary OnCall person or another member of the team to confirm the existence of a problem with the affected enterprise by trying to access BC from a handset and/ or the website.

Or

The Primary will ask the Secondary or another member of the team to confirm that a key piece of BC application functionality is not currently available (i.e., Notifications) by trying to access the functionality with their BC account.

Step 3. The Primary will check to make sure that the Sprint enterprise is not independently down. The Primary checks the general health of the servers (i.e. network connectivity, load, CPU, metrics on the server and the server logs for error messages).

Step 4. If the Primary is not able to immediately resolve the issue and has checked with other members of the team for possible fixes, the Primary will then open a case with the vendor Seven following the instructions outlined in Step 5 for Sev1 issues and page the Seven OnCall.

RPM Script (excerpts):

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

PM Script Information, including trouble-shooting that is done on the bridge, before reporting the problem to the vendor:

RPM Application Name: BCEE—Business Connections Enterprise Edition

Description:	BCEE is an application that delivers access to a corporation’s internal email systems to a subscriber’s PCS phone. When fully functional, this service will allow a subscriber to access their corporate email on their handset.

If this is BCPE (Business Connection Personal Edition) please see the BCPE script.

Website: [* * *]

PCS application.

Application Id:

Service Center Cat Codes: Category: MID-RANGE SubCategory: WIRELESS SERVICES Product Type: BUSINESS CONNECTION Problem Type: ENTERPRISE EDITION

Helpful Information Troubleshooting:

NDS Alarms for BCEE: The 9 steps in the BCEE probes.

Step 1. Start URL

http: [* * *]

Step 2. Login Page Relocate 1

https: [* * *]

Step 3. Login Page Relocate 2

https:// [* * *]

Step 4. Sign In

https:// [* * *]

Step 5. Exchange 2000 Inbox

https:// [* * *]

Step 6. Calendar Link

https:// [* * *]

Step 7. Jump to Date 01/20/2004 https:// [* * *]

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

Step 8. Message Link https:// [* * *] Step 9. Sign Out https:// [* * *]

***NDS will only contact RPM if steps 1—4 fail***

Common Problems:	1) Step 4 to Step 5 above are failures that are common.

2) Check website for internal BCEE Exchange errors [* * *] If you get error unable to connect it is an exchange issue, contact [* * *] primary.

Initiate Bridge

Bridges:	[* * *] Use your designated conference bridge, or if another bridge pin is needed use the pool found at: [* * *]

Paging:	1) Page / Contact the Rapid Response Team Members to the bridge.

2) For Category A, B or C for all Severity 1 and 2 Incidents:

Paging guidelines: Please use the format styles in the Standard Process document: [* * *]

RPM FYI page to SM RPM Notify in Wireless Office (RPM & IT Management) to advise them of the issue.

Format with a bridge: RPM FYI: Application name. Conf. bridge at 999-999-9999 #99999. Ticket number. Brief description of the problem. Signature

Format without a bridge: RPM FYI: Application name. No bridge at this time. Ticket number. Brief description of the problem. Fix agent investigating. Signature

NOTE: If fix agent decides a bridge is necessary after sending a “without bridge” page, then you will need to send another page formated with bridge information. See above formats.

3) If the issue is a SEV1, send an Initial page from the log as PCS to [* * *]

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

Rapid Response Team

Tier 1: Call for initial triage. Go to secondary contacts as determined.

1) [* * *]

2) [* * *]

3) [* * *]

4) [* * *]

5) [* * *]

6) Contact [* * *] to notify them of the outage: [* * *]

Secondary Contacts

Application

BCEE Application support:

Assignee Group & Oncalls:

[* * *]

Citrix Support:

Assingee Group & Oncalls:[* * *]

Enterprise Integration / EI Support:

Assignee Group & Oncalls:[* * *]

Messaging Services/ Exchange Application Administrators:

Assignee Group & Oncalls:[* * *]

Premiere & Telephony Application Support:

Assignee Group & Oncalls: AA_PREMIERE

Premiere has taken over support of [* * *] applications.

Production Control / Batch Operations:

[* * *]

Sprint Hosting Solutions:

Help Desk Number:[* * *]

Client Information

Database Support

PCS DBA Information:

Assignee Group & Oncalls:

[* * *]

[* * *]

Desktop

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

[* * *]

Firewall

[* * *]/ Firewall Support

Hardware Support

[* * *]

Midrange Support

HP System Administrator:

Assignee Group & Oncalls:[* * *]

Microsft / NT System Administrator:

Assignee Group & Oncalls:[* * *]

SUN System Administrator:

Assignee Group & Oncalls:[* * *]

[* * *]

Network Support

PCS Network Data Support:

[* * *]

Tier III Network Operations:

Assignee Group and Oncall:

[* * *]

[* * *]

*	This material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.